Exhibit 99.4

MEDYTOX SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS

Current assets:
Cash	$300,306	$2,406,246
Accounts receivable, net	22,644,014	17,463,947
Prepaid expenses and other current assets	845,205	170,353
Deferred tax assets	–	28,300
Deposits on acquisitions	–	259,875

Total current assets	23,789,525	20,328,721

Property and equipment, net	7,679,121	7,678,123

Other assets:
Intangible assets, net	4,412,322	4,436,473
Goodwill	3,366,520	3,139,942
Deposits	219,617	177,495

Total assets	$39,467,105	$35,760,754

See accompanying notes to condensed consolidated financial statements.

1

MEDYTOX SOLUTIONS, INC.

Condensed Consolidated Balance Sheets (Continued)

(unaudited)

	September 30,	December 31,
	2015	2014
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,869,860	$3,356,797
Accrued expenses	3,849,076	2,297,416
Income tax liabilities	3,578,381	8,087,946
Deferred income taxes	9,200	–
Current portion of notes payable	268,061	443,292
Current portion of notes payable, related party	4,652,165	2,620,000
Current portion of capital lease obligations	1,297,098	962,562
Derivative liability	190,000	380,000

Total current liabilities	18,713,841	18,148,013

Other liabilities:
Notes payable, net of current portion	3,000,000	93,392
Capital lease obligations, net of current portion	2,733,566	2,222,625
Deferred tax liabilities	305,721	252,900

Total liabilities	24,753,128	20,716,930

Commitments and contingencies

Stockholders' equity:
Preferred stock, 100,000,000 shares authorized:
Series B preferred stock, $0.0001 par value, 5,000 shares authorized, 5,000 and 5,000 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1	1
Series D preferred stock, $0.0001 par value, 200,000 shares authorized, 50,000 and 200,000 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	5	20
Series E preferred stock, $0.0001 par value, 100,000 shares authorized, 45,000 and 100,000 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	5	10
Common stock, $0.0001 par value, 500,000,000 shares authorized, 31,006,026 and 29,046,836 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	3,101	2,905
Additional paid-in-capital	11,236,796	5,357,367
Retained earnings	3,474,069	9,562,517
Total Medytox Solutions stockholders' equity	14,713,977	14,922,820
Noncontrolling interest	–	121,004
Total stockholders' equity	14,713,977	15,043,824

Total liabilities and stockholders' equity	$39,467,105	$35,760,754

See accompanying notes to condensed consolidated financial statements.

2

MEDYTOX SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Gross charges (net of contractual allowances and discounts)	$11,790,749	$22,829,064	$45,138,381	$64,676,062
Provision for bad debts	(5,899,832)	(4,613,097)	(16,217,030)	(15,630,857)
Net Revenues	5,890,917	18,215,967	$28,921,351	$49,045,205

Operating expenses:
Direct costs of revenue	1,866,741	4,136,520	8,566,372	11,601,402
General and administrative	6,082,926	5,898,715	21,118,902	14,075,030
Legal fees related to disputed subsidiary	–	–	–	94,217
Sales and marketing expenses	784,763	1,472,298	3,106,551	3,507,582
Bad debt	–	–	99,754	–
Depreciation and amortization	728,573	404,557	1,979,006	800,727
Total operating expenses	9,463,003	11,912,090	34,870,585	30,078,958

Income (loss) from operations	(3,572,086)	6,303,877	(5,949,234)	18,966,247

Other income (expense):
Other income	–	152	23	405
Change in derivative liability	190,000	–	190,000	–
Gain on disposition of subsidiary	–	–	–	134,185
Gain on legal settlement	–	–	275,028	–
Interest expense	(547,378)	(118,603)	(1,594,921)	(316,299)
Total other income (expense)	(357,378)	(118,451)	(1,129,870)	(181,709)

Income (loss) before income taxes	(3,929,464)	6,185,426	(7,079,104)	18,784,538

Provision for income taxes	(2,678,777)	2,454,205	(2,579,977)	7,250,305

Net income (loss) attributable to Medytox Solutions	(1,250,687)	3,731,221	(4,499,127)	11,534,233

Preferred stock dividends	268,926	1,391,614	1,589,321	3,815,719

Net income (loss) attributable to Medytox Solutions common shareholders	$(1,519,613)	$2,339,607	$(6,088,448)	$7,718,514

Net income (loss) per common share:
Basic	$(0.05)	$0.08	$(0.21)	$0.26
Diluted	$(0.05)	$0.08	$(0.21)	$0.25

Weighted average number of common shares outstanding during the period:
Basic	30,955,483	30,281,386	29,064,792	30,186,893
Diluted	30,955,483	30,741,651	29,064,792	30,565,526

See accompanying notes to condensed consolidated financial statements.

3

MEDYTOX SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2015	2014
Cash flows from (used in) operating activities:
Net income (loss)	$(4,499,127)	$11,534,233
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	1,979,906	800,727
Stock issued in lieu of cash compensation	2,905,001	162,500
Stock-based compensation	474,604	394,750
Bad debts	16,316,784	15,630,857
Accretion of beneficial conversion feature as interest	756,822	3,278
Accretion of debt discount	284,220	–
Write-off of deferred issuance costs	–	12,500
Gain on disposition of subsidiary	–	(134,185)
Gain on legal settlement	(275,028)	–
Changes in operating assets and liabilities:
Accounts receivable	(21,628,121)	(25,792,226)
Prepaid expenses and other current assets	(674,852)	(139,730)
Deferred tax assets	28,300	1,061,900
Security deposits	(42,122)	(75,831)
Accounts payable	1,556,626	185,108
Accrued expenses	1,576,688	791,541
Income tax liabilities	(4,509,565)	3,504,805
Derivative liabilities	(190,000)	–
Deferred tax liabilities	62,021	200
Net cash provided (used in) by operating activities	(5,877,843)	7,940,427

Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(359,690)	(1,417,979)
Cash paid for acquisitions	–	(1,600,000)
Cash received in acquisitions	–	31,671
Net cash provided (used in) investing activities	(359,690)	(2,986,308)

Cash flows provided by (used in) financing activities:
Dividends on Series B preferred stock	(1,589,321)	(3,815,719)
Proceeds from issuance of notes payable	3,000,000	–
Proceeds from issuance of notes payable, related party	3,530,000	–
Payments on notes payable	(57,500)	(3,234,939)
Payments on capital lease obligations	(751,586)	(281,149)
Net cash provided (used in) financing activities	4,131,593	(7,331,807)

Net increase (decrease) in cash	(2,105,940)	(2,377,688)

Cash at beginning of period	2,406,246	4,141,416

Cash at end of period	$300,306	$1,763,728

See accompanying notes to condensed consolidated financial statements.

4

MEDYTOX SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)

(unaudited)

	For the Nine Months Ended September 30,
	2015	2014
Supplemental disclosure of cash flow information:

Cash paid for interest	$222,898	$258,087

Cash paid for taxes	$1,853,408	$2,720,498

Non-cash investing and financing activities:

Net liabilities acquired in acquisitions, net of cash	$–	$1,212,331
Goodwill	$–	$(3,891,348)
Accrued expenses	$–	$150,000
Contingent acquisition liability	$–	$54,017
Notes payable issued	$–	$400,000
Common stock	$–	$1
Series D preferred stock	$–	$20
Series E preferred stock	$–	$10
Additional paid in capital	$–	$2,074,969

Exercise of stock options as reduction of notes payable, related party:
Current portion of notes payable, related party	$(2,500,000)	$–
Common stock	$100	$–
Additional paid-in-capital	$2,499,900	$–

Adjustment of goodwill for Medical Mime, Inc.:
Accounts receivable	$131,270	$–
Goodwill	$(87,707)	$–
Accounts payable	$(43,563)	$–

Acquisition of noncontrolling interest in Biohealth Medical Laboratory, Inc.:
Deposits on acquisitions	$259,875	$–
Goodwill	$(138,871)	$–
Noncontrolling interest	$(121,004)	$–

Capital lease assets acquired	$(1,597,063)	$(2,027,664)
Capital lease obligations	$1,597,063	$2,027,664

Series D preferred stock converted to common stock:
Series D preferred stock	$(15)	$–
Common stock	$13	$–
Additional paid in capital	$2	$–

Series E preferred stock converted to common stock:
Series E preferred stock	$(5)	$–
Common stock	$5	$–
Additional paid in capital	$–	$–

Common stock issued as payment of accrued bonuses:
Accrued bonuses	$–	$(525,000)
Common stock	$–	$21
Additional paid in capital	$–	$524,979

See accompanying notes to condensed consolidated financial statements.

5

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 1 – Organization and Presentation

Nature of Operations and Organization

Medytox Solutions, Inc. (“Medytox” or the “Company”) is a holding company that owns and operates businesses in the medical services sector. Medytox has invested in a strong sales team, a client services team and proprietary technologies to better serve the needs of a modern-day medical provider.

The Company seeks to become a leading provider of laboratory and related services and solutions to medical providers. To date, we have specialized in providing urine and blood drug toxicology and comprehensive pain medication monitoring programs to physicians, clinics and rehabilitation facilities in the United States. We intend to grow through the acquisition and/or formation of additional laboratory testing facilities and related businesses in the United States.

On March 18, 2014, the Company purchased all of the outstanding stock of Clinlab, Inc. (“Clinlab”). Clinlab develops and markets laboratory information management systems.

On May 9, 2014, the Company formed Medical Mime, Inc., a Florida corporation, as a wholly-owned subsidiary.

On May 23, 2014, the Company purchased certain net assets, primarily consisting of software, of GlobalOne Information Technologies, LLC (“GlobalOne”). GlobalOne developed software and provided services for the Electronic Health Records Management segment of the medical industry.

On July 28, 2014, the Company formed Platinum Financial Solutions, Ltd. as a 100% owned foreign subsidiary of the Company to pursue the opportunity of providing financial solutions, including factoring and accounts receivable acquisition in the healthcare sector. PFS has a Florida subsidiary, Platinum Financial Solutions, LLC, through which it may do business with U.S. based customers.

On August 26, 2014, the Company purchased all of the outstanding stock of Epinex Diagnostics Laboratories, Inc. (“EDL”), a California corporation. EDL is a clinical laboratory in Tustin, California.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial statement presentation and in accordance with Regulation S-X. Accordingly, they do not include all of the information and footnotes required in annual financial statements. In the opinion of management, the unaudited interim condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position and results of operations and cash flows for the interim periods reported in these interim financial statements. The results of operations presented are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements included in Amendment No. 1 to the Current Report on Form 8-K/A for Rennova Health, Inc., filed with the U.S. Securities and Exchange Commission (“SEC”) on November 18, 2015.

6

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Revenue Recognition

Service revenues are principally generated from laboratory testing services including chemical diagnostic tests such as blood analysis and urine analysis. Net service revenues are recognized at the time the testing services are performed and are reported at their estimated net realizable amounts.

Net service revenues are determined utilizing gross service revenues net of contractual allowances. Even though it is the responsibility of the patient to pay for laboratory service bills, most individuals in the United States have an agreement with a third party payor such as Medicare, Medicaid or a commercial insurance provider to pay all or a portion of their healthcare expenses; the majority of services provided by Medytox are to patients covered under a third party payor contract. In certain cases, the individual has no insurance or does not provide insurance information. Despite follow up billing efforts, the Company does not currently anticipate collection of a significant portion of self-pay billings including the patient responsibility portion of the billing for patients covered by third party payors. The Company does not currently have any capitated agreements. In the remainder of the cases, Medytox is provided the third party billing information and seeks payment from the third party under the terms and conditions of the third party payor for health service providers like Medytox. Each of these third party payors may differ not only with regard to rates, but also with regard to terms and conditions of payment and providing coverage (reimbursement) for specific tests. Estimated revenues are established based on a series of procedures and judgments that require industry specific healthcare experience and an understanding of payor methods and trends.

We review our calculations on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payor groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payor groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions and shifts in the testing being performed. The provision for bad debts represents our estimate of net revenues that will ultimately be uncollectable and is based upon our analysis of historical payment rates by specific payor groups on a monthly basis with primary weight being given to the most recent trends; this approach allows bad debt to more accurately adjust to short-term changes in the business environment. These two calculations are routinely analyzed by Medytox on the basis of actual allowances issued by payors and the actual payments made to determine what adjustments, if any, are needed.

Contractual Allowances and Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Historically, revisions to the allowances for doubtful accounts estimates were recorded as an adjustment to the provision for bad debt within selling, general and administrative expenses.

During the third quarter of 2014, the Company corrected the classification of the provision for bad debts from a component of operating expenses to a reduction in revenues in our Condensed Consolidated Statements of Operations. This presentation is required under U.S. GAAP due to the uncertainties of collection of the self-pay portion of patent service revenues.

7

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Reclassifications

Certain items on the statements of operations for the three and nine months ended September 30, 2014 have been reclassified to conform to current period presentation.

Note 2 – Long-Lived Assets

Property and equipment at September 30, 2015 and December 31, 2014 consisted of the following:

	September 30,	December 31,
	2015	2014
Medical equipment	$928,608	$896,641
Equipment	529,707	396,551
Equipment under capital leases (See Note 5 - Capital Lease Obligations)	5,621,512	4,024,449
Furniture	413,629	333,316
Leasehold improvements	1,717,596	1,665,501
Vehicles	196,534	177,534
Computer equipment	638,730	595,571
Software	1,832,053	1,832,053

Property and equipment, at cost	11,878,369	9,921,616
Less accumulated depreciation	(4,199,248)	(2,243,493)

Property and equipment, net	$7,679,121	$7,678,123

Depreciation of property and equipment was $1,979,006 and $800,727 for the nine months ended September 30, 2015 and 2014, respectively.

Management periodically reviews the valuation of long-lived assets for potential impairments. Management has not recognized an impairment of these assets to date.

8

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 3 – Notes Payable

The Company and its subsidiaries are party to a number of loans with affiliates and unrelated parties. At September 30, 2015 and December 31, 2015, notes payable consisted of the following:

Notes Payable – Third Parties

	September 30,	December 31,
	2015	2014
Acquisition convertible note No. 1 to former member of International Technologies, LLC in the amount of $250,000 at 5% interest and was due January 17, 2014. The note was convertible into the Company's common stock at a ten percent (10%) discount to the average market price for the thirty days prior to conversion.	$–	$250,000

Loan payable to TCA Global Master Fund, LP in the amount of $3,000,000, at 16% interest, with interest only payments monthly through September 11, 2016. Principal and interest payments are due monthly from October 11, 2016 through September 11, 2017.	$3,000,000	–

Loan payable to former shareholder of Epinex Diagnostic Laboratories, Inc. in the amount of $400,000, at 0% interest, with principal payments of $100,000 due in periodic installments from November 26, 2014 through February 26, 2016. Amount recorded is net of imputed discount of $4,439 at September 30, 2015.	268,061	286,684

	3,268,061	536,684

Less current portion	(268,061)	(443,292)

Notes payable, net of current portion	$3,000,000	$93,392

9

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Notes Payable – Related Parties

	September 30, 2015
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note
Convertible debenture dated December 31, 2014 in the amount of $3,000,000 payable to D&D Funding II, LLC which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $284,220 at September 30, 2015. The note has also been discounted by the unamortized value of its put premium of $747,945, and increased by the put premium liability of $1,000,000, at September 30, 2015.	$3,000,000	$(252,055)	$1,000,000	$(95,780)	$3,652,165

Loan payable to Alcimede, LLC in the amount of $3,000,000, at 6% interest, with one payment of $3,000,000, plus interest, due on February 2, 2016. (On June 29, 2015, Alcimede exercised options to purchase 1,000,000 shares for $2,500,000, which reduced the loan. See Note 4.)	$500,000	–	–	–	$500,000

Loan payable to Chris Diamantis in the amount of $500,000 payable in cash plus a 10% fee (payable in shares, cash or both) within 21 days of the completion of the merger between Medytox and CollabRx. The anticipated closing date is October 28, 2015.	$500,000	–	–	–	$500,000

	$4,000,000	$(252,055)	$1,000,000	$(95,780)	$4,652,165

10

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

	December 31, 2014
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note
Convertible debenture dated December 31, 2014 in the amount of $3,000,000 payable to D&D Funding II, LLC which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $380,000 at December 31, 2014. The note has also been discounted by the unamortized value of its put premium of $1,000,000, and increased by the put premium liabilty of $1,000,000, at December 31, 2014.	$3,000,000	$(1,000,000)	$1,000,000	$(380,000)	$2,620,000

Note 4 – Related Party Transactions

On June 30, 2015, the Company issued 200,000 shares of common stock to SS International Consulting Ltd., of which a director of the Company is the sole manager.

On February 27, 2015, the Company borrowed $30,000 from Alcimede LLC, of which our CEO is the sole manager. The loan was repaid on April 15, 2015.

On February 3, 2015, the Company borrowed $3,000,000 from Alcimede LLC. The note has an interest rate of 6% and is due on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of the Company’s common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500,000.

On September 4, 2015, the Company borrowed $500,000 from Christopher Diamantis, a director of the Company. (See Note 3 for a description of this Note.)

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC (“D&D”), Christopher Diamantis, a director of the Company, is the manager and 50% owner of D&D. (See Note 3 for a description of this Note.)

11

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 5 – Capital Lease Obligations

The Company leases various assets under capital leases expiring through 2020 as follows:

	September 30,	December 31,
	2015	2014
Medical equipment	$5,621,512	$4,024,449
Less accumulated depreciation	(1,733,251)	(883,015)

Net	$3,888,261	$3,141,434

Depreciation expense on assets under capital leases was $850,236 and $324,409 for the nine months ended September 30, 2015 and 2014, respectively.

Aggregate future minimum rentals under capital leases are as follows:

December 31,
2015	$563,088
2016	1,538,251
2017	1,429,847
2018	842,635
2019	211,313
Thereafter	32,611

Total	4,617,745

Less interest	587,081

Present value of minimum lease payments	4,030,664

Less current portion of capital lease obligations	380,560

Capital lease obligations, net of current portion	$3,650,104

Note 6 – Stockholders’ Equity

Preferred Stock

During the three months ended September 30, 2015 and 2014, the Series B preferred shareholders earned dividends totaling $268,926 and $1,391,614, respectively. During the nine months ended September 30, 2015 and 2014, the Series B preferred shareholders earned dividends totaling $1,589,321 and $3,815,719, respectively. At September 30, 2015 and December 31, 2015, accrued dividends of $2,121,281 and $913,271, respectively, were included in accrued expenses.

12

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Common Stock

During the nine months ended September 30, 2015, the Company issued an aggregate of 1,959,190 shares of the Company’s common stock; 184,190 were issued in connection with the conversions of Series D and E Preferred Stock, 1,000,000 shares were issued for the exercise of stock options by Alcimede (see Note 4), 175,000 shares, valued at a weighted average of $2.89 per share, were issued to employees pursuant to employment agreements and an aggregate of 600,000 shares, valued at $4.00 per share, were issued to three consultants as compensation for services.

2013 Equity Plan

On September 25, 2013, the Company’s board of directors approved and adopted the Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan was approved by a majority of stockholders of the Company on November 22, 2013. The 2013 Plan provides for the grant of shares of common stock, options, performance shares, performance units, restricted stock, stock appreciation rights and other awards.

The 2013 Plan had a remaining balance of 3,365,000 awards available for issuance at December 31, 2014. During the nine months ended September 30, 2015, the Company granted 730,000 stock options and cancelled 125,000 options. The 2013 Plan had a remaining balance of 2,760,000 awards available for issuance at September 30, 2015.

Stock Options

The following summarizes options activity for the nine months ended September 30, 2015:

	Common	Weighted
	Stock	average
	Options	exercise
	Outstanding	price
Balance at December 31, 2014	24,225,000	$5.47
Options granted	730,000	4.00
Options exercised	(1,000,000)	2.50
Options cancelled or expired	(125,000)	2.62

Balance at September 30, 2015	23,830,000	$5.56

The following table summarizes information with respect to stock options outstanding and exercisable by employees, directors and consultants at September 30, 2015:

	Options outstanding				Options vested and exercisable
		Weighted
		average	Weighted			Weighted
		remaining	average	Aggregate		average	Aggregate
Exercise	Number	contractual	exercise	intrinsic	Number	exercise	intrinsic
price	outstanding	life (years)	price	value	vested	price	value
$2.50	8,360,000	2.70	$2.50	$12,540,000	8,360,000	$2.50	$12,540,000
$4.00	720,000	10.00	$4.00	–	200,000	$4.00	–
$5.00	7,750,000	2.99	$5.00	–	7,750,000	$5.00	–
$10.00	7,000,000	8.01	$10.00	–	7,000,000	$10.00	–
	23,830,000		$5.56	$12,540,000	23,310,000	$5.60	$12,540,000

13

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

During the nine months ended September 30, 2014, the Company issued options to purchase a total of 100,000 shares of the Company’s common stock to an employee pursuant to terms of an employment agreement. These options have contractual lives of two years and were valued at an average grant date fair value of $0.25 per option, or $25,000, using the Black-Scholes Option Pricing Model. The assumptions used to value these options include a stock price of $2.50 per share, an expected term of 1 year, an expected volatility of 24.43%, a risk free interest rate of 0.30% and no dividend yield.

During the nine months ended September 30, 2014, the Company issued options to purchase a total of 1,035,000 shares of the Company’s common stock to various employees. These options have contractual lives of ten years and were valued at an average grant date fair value of $0.70 per option, or $724,500, using the Black-Scholes Option Pricing Model. The assumptions used to value these options include a stock price of $2.50 per share, an expected term of 5.375 years, an expected volatility of 27.72%, a risk free interest rate of 1.46% and no dividend yield.

During the nine months ended September 30, 2014, the Company issued options to purchase a total of 300,000 shares of the Company’s common stock to a director. These options had contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $54,000, using the Black-Scholes Option Pricing Model. The assumptions used to value these options include a stock price of $2.50 per share, an expected term of 2 years, an expected volatility of 24.43%, a risk free rate of 0.43% and no dividend yield.

During the nine months ended September 30, 2015, the Company issued options to purchase a total of 730,000 shares of the Company’s common stock to employees. These options had contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $131,400, using the Black-Scholes Option Pricing Model. The assumptions used to value these options include a stock price of $4.00 per share, an expected term of 2 years, an expected volatility of 24.43%, a risk free rate of 0.43% and no dividend yield.

During the nine months ended September 30, 2015 and 2014, the Company recognized stock compensation expense totaling $474,604 and $394,750, respectively.

As of September 30, 2015, there were unrecognized compensation costs of $356,317 related to stock options. The Company expects to recognize those costs over a weighted average period of .50 years as of September 30, 2015. Future option grants will increase the amount of compensation expense to be recorded in these periods.

Basic and Diluted Income per Share

The Company computes income per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all potential dilutive equivalent shares of common stock outstanding during the period using the treasury stock method and convertible debt and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, convertible debt, convertible preferred stock, or warrants.

14

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Basic and Diluted EPS were calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Basic:
Numerator - net income (loss) available to common stockholders	$(1,519,613)	$2,339,607	$(6,088,448)	$7,718,514
Denominator - weighted-average shares outstanding	30,955,483	30,281,386	29,064,792	30,186,893

Net income (loss) per share - Basic	$(0.05)	$0.08	$(0.21)	$0.26

Diluted:
Numerator:
Net income (loss) available to common stockholders	$(1,519,613)	$2,339,607	$(6,088,448)	$7,718,514
Interest expense on convertible debt, net of taxes	–	3,750	–	11,250
	(1,519,613)	2,343,357	(6,088,448)	7,729,764

Denominator:
Weighted-average shares outstanding	30,955,483	30,281,386	29,064,792	30,186,893
Weighted-average equivalent shares options	–	–	–
Weighted-average equivalent shares from convertible debt	–	222,222	–	222,222
Weighted-average equivalent shares from Series C convertible preferred stock	–	–	–	–
Weighted-average equivalent shares from Series D convertible preferred stock	–	200,000	–	143,590
Weighted-average equivalent shares from Series E convertible preferred stock	–	38,043	–	12,821
	30,955,483	30,741,651	29,064,792	30,565,526

Net income (loss) per share - Diluted	$(0.05)	$0.08	$(0.21)	$0.25

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of September 30, 2015 and 2014, the following potential common stock equivalents were excluded from the calculation of Diluted EPS as their effect was anti-dilutive:

	September 30,
	2015	2014
Stock options outstanding	23,830,000	24,395,000
Shares issuable under convertible preferred stock	257,143	–
Shares issuable under convertible debt	5,378,151	–
Warrants outstanding	–	346,400

	29,465,294	24,741,400

15

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 7 – Income Taxes

The Company recognized income tax benefits of $2,678,777 and income tax expense of $2,454,205 for the three months ended September 30, 2015 and 2014, respectively. The Company’s effective income tax rates were 68.2% and 39.7% for the three months ended September 30, 2015 and 2014, respectively. The Company recognized income tax benefits of $2,579,977 and income tax expense of $7,250,305 for the nine months ended September 30, 2015 and 2014, respectively. The Company’s effective income tax rates for the nine months ended September 30, 2015 and 2014 were 36.4% and 38.6%, respectively.

Changes to the effective tax rates relate primarily to management’s decision to recognize income tax benefits related to pre-tax losses generated during the six months ended June 30, 2015 during the three months ended September 30, 2015.

The Company applies a “more likely than not” threshold to the recognition and nonrecognition of tax positions. A change in judgment related to prior years’ tax positions is recognized in the quarter of such change. The Company had no reserve for uncertain tax positions as of September 30, 2015 and December 31, 2014. The Company recognizes interest and/or penalties related to income tax matters in income tax expense and in income taxes payable.

The table below presents a reconciliation of statutory income tax rates to our effective rates:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Expected federal statutory rate	34.0%	34.0%	34.0%	34.0%
State income taxes	5.3%	3.6%	-0.2%	3.6%
Permanent differences	-0.1%	0.1%	-0.1%	0.1%
Timing of income tax accrual	27.1%	0.0%	0.0%	0.0%
Prior year credits	2.7%	0.0%	1.5%	0.0%
Return to provision true ups	5.5%	2.0%	4.8%	0.9%
Interest and Penalties	-6.4%	0.0%	-3.5%	0.0%

	68.2%	39.7%	36.4%	38.6%

Note 8 – Business Combinations

On April 15, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Medytox, CollabRx Inc. (“CollabRx”), and CollabRx Merger Sub, Inc., a wholly owned subsidiary of CollabRx (“Merger Sub”), pursuant to which it is contemplated that Merger Sub would merge with and into Medytox, with Medytox surviving the merger as a wholly owned subsidiary of CollabRx (the “Merger”).

16

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

In the Merger, (i) each share of Medytox Common Stock will be converted into the right to receive such number of shares of CollabRx Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement), (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the Merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the Merger, (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the Merger, (v) each option and warrant to purchase shares of CollabRx Common Stock will continue in existence pursuant to its terms, (vi) each restricted stock unit for CollabRx Common Stock will settle prior to the closing of the Merger in accordance with its terms, and (vii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox Common Stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx Common Stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio). The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the Merger (including all outstanding CollabRx Common Stock and all restricted stock units, options and warrants exercisable for shares of CollabRx Common Stock) will hold 10% of CollabRx’s Common Stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox Common Stock and all outstanding options exercisable for shares of Medytox Common Stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s Common Stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx Common Stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

On July 17, 2015, CollabRx filed a Form S-4 with the SEC detailing the Merger. The Form S-4 was declared effective by the SEC on September 22, 2015.

On January 16, 2015, in contemplation of the business combination the Company entered into a Loan and Security Agreement with CollabRx, pursuant to which the Company agreed it would loan up to $2,395,644 to CollabRx. Also, on January 16, 2015, the Company entered into an Agreement with CollabRx, pursuant to which CollabRx agreed that in the event it enters into a merger or other sale transaction involving at least thirty-five percent (35.0%) of its shares or assets with a party other than the Company, CollabRx will pay the Company a $1,000,000 fee.

On February 19, 2015, Medytox and CollabRx entered into an amendment to the Loan Agreement. The Amendment sets forth CollabRx’s agreement not to request any further advances from Medytox pursuant to the Loan Agreement until after it has spent at least the greater of (i) $1,500,000 of the proceeds of a recent offering by CollabRx of shares of its common stock and warrants or (ii) 60% of the net proceeds of the offering.

All amounts loaned to date under the Loan Agreement were repaid before the merger agreement was executed on April 1, 2015.

The Company entered into a non-binding letter of intent (“LOI”) dated March 25, 2015 for the potential purchase of certain assets of Epinex Diagnostics, Inc. (“Epinex”), a California corporation unrelated to Epinex Diagnostics Laboratories, Inc. discussed elsewhere in these financial statements. In connection with the LOI, the companies entered into a Loan and Security Agreement (“Agreement”) dated as of June 1, 2015. Under the terms of the Agreement, the Company has agreed to make discretionary advances to Epinex up to an aggregate of $637,210; repayable with simple interest at a rate of 15%. The advances are secured by all the assets of Epinex. Further, the parties have entered into an agreement under which Epinex is required to pay Medytox a termination fee of $1,000,000 in the event Epinex enters into an “Alternative Transaction” with another buyer within a specified twelve month time period. As of September 30, 2015, Medytox had advanced Epinex $586,900 under this arrangement.

Goodwill was attributable to the following subsidiaries as of September 30, 2015 and December 31, 2014:

	September 30,	December 31,
	2015	2014
Medical Billing Choices, Inc.	$1,202,112	$1,202,112
PB Laboratories, LLC	107,124	107,124
Biohealth Medical Laboratory, Inc.	255,634	116,763
Clinlab, Inc.	857,532	857,532
Medical Mime, Inc.	362,518	274,811
Epinex Diagnostics Laboratories, Inc.	581,600	581,600

	$3,366,520	$3,139,942

17

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 9 – Commitments and Contingencies

Legal Matters

During the course of business, litigation commonly occurs.  From time to time the Company may be a party to litigation matters involving claims against the Company. The Company operates in a highly regulated industry and employs personnel which may inherently lend itself to legal matters.  Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company's financial position or results of operations. Management, in consultation with legal counsel, has addressed known assertions and unasserted claims below.

On February 26, 2014, the Company filed an action against Reginald Samuels and Ralph Perricelli in the United States District Court for the Southern District of Florida seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.  On October 21, 2013, Mr. Samuels had filed a complaint in the Superior Court of New Jersey (Bergen County) against the Company and Medytox Diagnostics, Inc. alleging breach of contract under his employment agreement and the agreement under which International Technologies, LLC was acquired; unjust enrichment, fraud; intentional and negligent misrepresentation; and breach of an implied duty of good faith and fair dealing and seeking an accounting.  Mr. Perricelli filed a similar action.

All litigation with Reginald Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Ralph Perricelli on February 12, 2015, relieving the Company of its obligations under the convertible debenture. As a consequence of the settlement, the Company recognized a gain of $275,028.

18

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 10 – Segment Reporting

Selected financial information for the Company’s operating segments is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues - External
Laboratory Services	$5,972,120	$17,889,684	$28,396,875	$48,409,005
Medical Support Solutions	(81,203)	326,283	524,476	636,200
Corporate & Eliminations	–	–	–	–
	$5,890,917	$18,215,967	$28,921,351	$49,045,205
Net revenues - Inter Segment
Laboratory Services	$–	$–	$–	$–
Medical Support Solutions	743,706	685,168	1,572,443	2,185,842
Corporate & Eliminations	–	–	–	–
	$743,706	$685,168	$1,572,443	$2,185,842
Income (loss) from operations
Laboratory Services	$(214,474)	$8,667,254	$6,142,408	$23,564,544
Medical Support Solutions	(1,417,635)	(338,501)	(4,137,897)	159,686
Corporate & Eliminations	(1,939,977)	(2,024,876)	(7,953,745)	(4,757,983)
	$(3,572,086)	$6,303,877	$(5,949,234)	$18,966,247
Depreciation and amortization
Laboratory Services	$583,266	$336,594	$1,551,615	$712,494
Medical Support Solutions	163,299	77,672	499,161	102,744
Corporate & Eliminations	(28,693)	(9,709)	(82,471)	(14,511)
	$717,872	$404,557	$1,968,305	$800,727
Capital expenditures
Laboratory Services	$1,687,449	$631,403	$1,960,201	$1,254,811
Medical Support Solutions	9,554	132,824	61,552	429,440
Corporate & Eliminations	(65,000)	–	(65,000)	–
	$1,632,003	$764,227	$1,956,753	$1,684,251

19

MEDYTOX SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

	September 30,	December 31,
	2015	2014
Total assets
Laboratory Services	$35,082,064	$29,362,062
Medical Support Solutions	4,319,661	5,214,139
Corporate & Eliminations	65,380	1,184,553
	$39,467,105	$35,760,754
Intangible assets
Laboratory Services	$4,084,835	$4,088,835
Medical Support Solutions	327,487	347,638
Corporate & Eliminations	–	–
	$4,412,322	$4,436,473
Goodwill
Laboratory Services	$944,358	$805,487
Medical Support Solutions	2,422,162	2,334,455
Corporate & Eliminations	–	–
	$3,366,520	$3,139,942

Note 11 – Subsequent Events

Completion of Merger

On November 2, 2015, the Company completed its merger (the “Merger”) with CollabRx, Inc. (“CollabRx”). In connection with the Merger, (i) each share of common stock of Medytox was converted into the right to receive about 0.4096 shares of common stock of CollabRx, (ii) each share of Series B Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series B Convertible Preferred Stock of CollabRx, and (iii) each share of Series E Convertible Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series E Convertible Preferred Stock of CollabRx.

Holders of CollabRx equity prior to the closing of the Merger (including all outstanding CollabRx common stock and all restricted stock units, options and warrants exercisable for shares of CollabRx common stock) hold 10% of CollabRx’s common stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that were cancelled upon the closing pursuant to agreements between Medytox and such optionees) hold 90% of CollabRx’s common stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated Series B Convertible Preferred Stock and Series E Convertible Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx common stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

Also in connection with the Merger: (i) each of James Karis, Jeffrey M. Kraus and Carl Muscari resigned from CollabRx’s Board of Directors; (ii) each of Seamus Lagan, Christopher Diamantis, Benjamin Frank, Michael L. Goldberg and Robert Lee was appointed to serve on CollabRx’s Board of Directors; and (iii) Thomas R. Mika was appointed Chairman of the Board, Seamus Lagan was appointed Chief Executive Officer and President, Samuel Mitchell was appointed Chief Operating Officer, Jason Adams was appointed Chief Financial Officer, Jeffrey Wadman was appointed Controller and Treasurer, and Sebastian Sainsbury was appointed as Secretary.

In connection with the completion of the merger, CollabRx changed its name to Rennova Health, Inc. (“Rennova”). On November 3, 2015, the common stock of Rennova commenced trading on the Nasdaq Capital Market under the symbol RNVA. Immediately after the consummation of the Merger, Rennova had 13,765,375 shares of common stock, 5,000 shares of Series B Convertible Preferred Stock and 45,000 shares of Series E Convertible Preferred Stock issued and outstanding.

20